Exhibit 99.1

IA GLOBAL, INC., REPORTS REVENUES OF $15.4 MILLION FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008; REVISES REVENUE GUIDANCE FOR FISCAL 2008/09 AND OUTLINES STRATEGY FOR COMING 12 MONTHS.

SAN FRANCISCO, CA. November 20, 2008/Business Wire

Summary of Operating Results

IA Global, Inc. (NYSE Alternext US: IAO) announced the following consolidated results for the three months ended September 30, 2008, as compared to the three months ended September 30, 2007:

•	Revenues increased 138% to $15,363,607 up from $6,461,544.

•	Gross profit increased 189% to $12,328,928 up from $4,261,396.

•	Net loss decreased $1,922,513 to ($1,698,486) as compared to a net loss of ($3,620,999). This decrease reflects the revenue gains from new contracts and existing contracts at Global Hotline, Inc.

•	Earnings per share was ($0.01) per share as compared to $(0.02) per share.

The company announced the following consolidated results for the six months ended September 30, 2008, as compared to the six months ended September 30, 2007:

•	Revenues increased 193% to $35,052,315 up from $11,976,334.

•	Gross profit increased 254% to $28,821,812 up from $8,134,061.

•	Net loss decreased $4,776,794 to ($970,848) as compared to a net loss of ($5,747,642). This decrease reflects the revenue gains from new contracts and existing contracts at Global Hotline, Inc.

•	Cash flow from operating activities increased $14,181,940 to $3,855,388 from a negative cash flow of ($10,326,552).

•	EBITDA (earnings before interest expense, taxes and depreciation and amortization) increased $7,478,399 to $1,598,240 as compared to a net loss of ($5,880,159).

•	Earnings per share was ($0.01) per share as compared to ($0.04) per share.

•	Shareholder’s equity is $13,402,949.

Key Accomplishments/Items During the Quarter

•	Global Hotline, Inc. successfully renewed or extended two contracts with existing customers during the three months ended September 30, 2008.

•

Global Hotline, Inc. announced its intention to pay down the majority of its outstanding debt at the rate of $4 million per year over the next three years. They have $9 million of debt maturing during the next year and expect to repay $4 million and refinance the remaining $5 million.

•

Global Hotline, Inc. was impacted by the severe financial difficulties experienced by its largest insurance client, AIG, and a slight reduction in the telecommunication sector. Global Hotline has taken the following actions to secure the return to profitability:

1.	Repositioned capacity to a second major insurance customer and to its rapidly growing credit card business.
2.	Global Hotline, Inc. has commenced work for a new client, a major European insurance company.
3.	Management has acted quickly to implement operating expense reductions, including a scaling back in new hires.

The company’s CEO, Derek Schneideman, said, “At a macro level, the deepening world-wide financial crisis is impacting the Company’s revenue and profit projections. Therefore, the Company has revised its annual revenue guidance to $64 million, an increase of $25.3 million or 65% over the prior year. The combination of the measures we implemented in late in the September 30, 2008 quarter, at both subsidiary and corporate levels are expected to be reflected in a return to profitability in Q4 for Global Hotline, Inc., if not the entire Company. Looking to the future for FY2009/10, we expect to generate approximately $1.8 million at the corporate level from dividends from our equity investments, profits from Global Hotline Philippines, Inc. and from management service agreements from our subsidiaries.”

“We are meeting the challenges of this, almost unprecedented, economic downturn with a thorough restructuring of all our operational costs, and a greater emphasis on those business operations most likely to produce revenue, cash, and profits. We expect to make some use of our shelf registration statement to raise new capital to sustain and, where prudent, to expand operations of our Business Process Outsourcing (“BPO”) business units. To date, the shelf registration statement has not been utilized. We remain dedicated to the transformation of IA Global from our current structure into a Services focused corporation comprising 3 business divisions, i.e. BPO, Financial Services and, in the future, B2B Services. To reinforce this ongoing change in the Company’s business model and to create greater brand equity management is evaluating the merits of changing the Company’s name and its stock symbol. Additionally, in order to achieve our mid-term ambitions the company will divide itself into two functional business divisions, BPO (including Human Capital Services) and Financial Services. The Financial Services Division will be lead by an experienced financial services executive. An announcement regarding this new position will be made shortly. The end goal of the Financial Services Division will be to build an independent business entity that, at a future point, can be spun-off from the Company by way of a public listing or a private sale.”

“At the business unit level we are disappointed by the sudden drop in Global Hotline, Inc.’s Q2 revenues caused by the near collapse of AIG and its effect on the insurance industry as a whole. Aggressive action has been taken to rectify any negative impact on Global Hotline, Inc.’s forecasted results. To this end we have revised our sales projections by eliminating any forecasts of new large Q4 orders such as have occurred in most prior years. On a positive note, Global Hotline Philippines is experiencing a growing demand for its outsourced services as companies, worldwide, seek to reduce both their cost of goods sold and operational expenses. Our minority investment in Taicom Securities, has grown more slowly than anticipated due to the adverse economic climate, however, Taicom has recently started to increase in pace and we are confident that this business will add significant value to the Company in the coming fiscal year. The combination of the actions we have taken, and those actions we will take in the future, are aimed exclusively at protecting and enhancing shareholder value and to ensuring the Company as a whole is well positioned for a turnaround in market conditions.”

“In support of the Company’s cost reduction activities commencing on December 1, 2008, I will no longer accept any bonus payments that may be due under my compensation package. I will continue this policy until we have seen an improvement in our stock price and the Board of Directors feels that the Company is tracking to its mid-term business goals,” the company’s CEO, Derek Schneideman stated further.

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a broadly based Services Company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

To realize this plan, the Company is actively expanding investments in the business process outsourcing (BPO), this also includes the human resources and human capital elements necessary to recruit and train the very large numbers of people necessary to transact BPO, B2B and financial services sectors. These sectors demonstrate long-term growth prospects in which we, by applying our skills and resources, can add significant value to our investments. Beyond Japan, the Company is expanding its reach to encompass, the Philippines, South East Asia and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., a Business Process Outsourcing organization, operating several major call centers providing outbound telemarketing services for telecommunications and insurance products. Since our acquisition of Global Hotline in June 2005, this business has expanded rapidly with the signing of significant multi-year contracts with major corporations.

In the Philippines, IA Global is the 100% owner of Asia Premier Executive Suites Inc. and Shift Resources Inc., companies that have now been merged into a single company named Global Hotline Philippines Inc.

In the Asia Pacific region, the Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd, 36.0% in Australian Secured Financial Limited and 20% in Taicom Securities Co Ltd. These organizations provide services, value-add investor relations services, capital raising and other income to IA Global, Inc.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The comments concerning the profitability, revenue and revenue growth, target markets and sectors and the Asia Global B2B strategy are forward looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.

                                       IA GLOBAL, INC. AND SUBSIDIARIES
                                          CONSOLIDATED BALANCE SHEETS

                                                                                 September 30,     March 31,
                                                                                     2008            2008
                                                                                 ------------    ------------
ASSETS                                                                            (unaudited)      (audited)

CURRENT ASSETS:
  Cash and cash equivalents ..................................................   $  2,471,080    $  1,626,862
  Accounts receivable, net of allowance of $456,357 and $674,886, respectively      8,359,048      12,746,290
  Prepaid expenses ...........................................................        564,232       1,967,164
  Notes receivable ...........................................................      2,965,149       1,484,519
  Other current assets .......................................................        180,402         462,709
  Deferred taxes - foreign ...................................................      1,397,318       1,477,580
                                                                                 ------------    ------------
    Total current assets .....................................................     15,937,229      19,765,124

EQUIPMENT, NET ...............................................................      2,963,634       2,431,954

OTHER ASSETS
  Intangible assets, net .....................................................        623,410         331,129
  Equity Investment in Taicom Securities Co Ltd ..............................      4,979,756               -
  Equity investment in Australia Secured Financial Limited ...................      7,244,058       6,930,355
  Equity investment in GPlus Media Co Ltd ....................................      1,407,908       1,380,386
  Equity investment in Slate Consulting Co Ltd ...............................      1,409,153       1,396,481
  Other assets ...............................................................      3,392,396       2,704,752
                                                                                 ------------    ------------

                                                                                 $ 37,957,544    $ 34,940,181
                                                                                 ============    ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable - trade ...................................................   $    830,999    $    197,943
  Accrued liabilities ........................................................      6,599,503       7,851,636
  Consumption taxes received .................................................        628,335         460,067
  Note payable - current portion of long term debt ...........................      8,993,634      10,510,655
                                                                                 ------------    ------------
    Total current liabilities ................................................     17,052,471      19,020,301
                                                                                 ------------    ------------

LONG TERM  LIABILITIES:
  Long term debt .............................................................      7,502,124       8,593,594
  Convertible debentures .....................................................              -       2,195,833
                                                                                 ------------    ------------
                                                                                    7,502,124      10,789,427
                                                                                 ------------    ------------
STOCKHOLDER'S EQUITY:
  Preferred stock, $.01 par value, 5,000 authorized, none outstanding ........              -               -
  Common stock, $.01 par value, 300,000,000 shares authorized,
    211,215,967 and 165,303,543, issued and outstanding, respectively ........      2,112,160       1,653,035
  Additional paid in capital .................................................     52,488,679      43,882,701
  Accumulated deficit ........................................................    (40,301,360)    (39,330,512)
  Accumulated other comprehensive loss .......................................       (643,623)       (821,864)
                                                                                 ------------    ------------
                                                                                   13,655,856       5,383,360
  Less common stock in treasury, at cost .....................................       (252,907)       (252,907)
                                                                                 ------------    ------------
    Total stockholder's equity ...............................................     13,402,949       5,130,453
                                                                                 ------------    ------------

                                                                                 $ 37,957,544    $ 34,940,181
                                                                                 ============    ============

                                                     - 4 -

                                       IA GLOBAL, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                          Three Months Ended September 30,     Six Months Ended September 30,
                                          -------------------------------     -------------------------------
                                              2008              2007              2008              2007
                                          -------------     -------------     -------------     -------------
                                           (unaudited)       (unaudited)       (unaudited)       (unaudited)

REVENUE ...............................   $  15,363,607     $   6,461,544     $  35,052,315     $  11,976,334

COST OF SALES .........................       3,034,679         2,200,148         6,230,503         3,842,273
                                          -------------     -------------     -------------     -------------

GROSS PROFIT ..........................      12,328,928         4,261,396        28,821,812         8,134,061

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES ..............................      14,110,639         8,698,610        28,767,327        15,641,758
                                          -------------     -------------     -------------     -------------

OPERATING (LOSS) INCOME ...............      (1,781,711)       (4,437,214)           54,485        (7,507,697)
                                          -------------     -------------     -------------     -------------

OTHER INCOME (EXPENSE):
  Interest income .....................           1,480             5,557            16,074            16,159
  Interest expense and amortization of
    beneficial conversion feature .....        (222,195)         (282,579)         (505,643)         (510,111)
  Other income ........................           5,530             1,287            68,228           570,050
  Gain (loss) on equity investment in
    Australia Secured Financial Limited          18,492           (66,601)          274,611           (77,982)
  Gain (loss) on equity investment in
    GPlus Media Co Ltd ................          20,783            (1,079)           53,418            (1,079)
  Gain on equity investment in Slate
    Consulting Co Ltd .................             460             1,730            23,565             1,730
  Loss on equity investment in Taicom
    Securities Co Ltd .................        (113,708)                -          (220,244)                -
  Conversion of debenture expense .....               -          (120,046)                -          (120,046)
  Foreign currency transaction
    adjustment ........................         (62,819)           11,381           (65,760)           11,381
                                          -------------     -------------     -------------     -------------
    Total other income (expense) ......        (351,977)         (450,350)         (355,751)         (109,898)
                                          -------------     -------------     -------------     -------------

(LOSS) BEFORE INCOME TAXES ............      (2,133,688)       (4,887,564)         (301,266)       (7,617,595)

Income taxes - current (benefit)
  provision ...........................        (435,202)       (1,266,565)          669,582        (1,869,953)
                                          -------------     -------------     -------------     -------------

NET LOSS ..............................   $  (1,698,486)    $  (3,620,999)    $    (970,848)    $  (5,747,642)
                                          =============     =============     =============     =============

Basic and diluted loss per share of
  common stock ........................   $       (0.01)    $       (0.02)    $       (0.01)    $       (0.04)

Weighted average shares of common
  stock outstanding ...................     209,727,516       155,960,566       193,172,522       153,660,189

                                                     - 5 -

                                       IA GLOBAL, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               Six Months Ended September 30,
                                                                              -------------------------------
                                                                                  2008               2007
                                                                              ------------       ------------
                                                                               (unaudited)        (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) ....................................................      $   (970,848)      $ (5,747,642)
  Adjustments to reconcile net income (loss) to net cash used in operating activities
      Depreciation and amortization ....................................           818,617            940,466
      Amortization of beneficial conversion feature ....................           104,167            208,333
      Amortization of prepaid financing ................................            47,684                  -
      Stock based compensation .........................................           250,811             78,526
      Common stock issued for services .................................           172,584                  -
      Conversion of debenture expense ..................................                 -            120,046
      (Gain) loss on equity investments ................................          (133,653)            79,539
  Changes in operating assets and liabilities:
    Accounts receivable ................................................         4,397,996           (946,805)
    Consumption tax paid ...............................................                 -                  -
    Prepaid expenses ...................................................         1,374,445           (120,517)
    Notes receivable ...................................................        (1,480,630)          (999,922)
    Other current assets ...............................................           295,102            (57,139)
    Deferred taxes - foreign ...........................................            80,262         (2,328,872)
    Other assets .......................................................          (687,644)        (1,083,846)
    Accounts payable - trade ...........................................           673,689            204,177
    Accrued liabilities ................................................        (1,255,462)           965,853
    Consumption taxes received .........................................           168,268           (435,055)
    Income taxes payable - foreign .....................................                 -           (761,984)
    Deferred revenue ...................................................                 -           (441,710)
                                                                              ------------       ------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ....................         3,855,388        (10,326,552)
                                                                              ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures .................................................        (1,089,196)          (709,579)
  Sale of marketable securities ........................................                 -            253,767
  Acquisition of subsidiary Shift Resources, Inc. ......................           (35,000)                 -
  Acquisition of investment in Australian Secured Financial Limited ....                 -           (125,000)
  Cash from acquisition of Shift Resources, Inc. and Asia Premier
    Executive  Suites, Inc. ............................................            12,158                  -
                                                                              ------------       ------------
NET CASH USED IN INVESTING ACTIVITIES: .................................        (1,112,038)          (580,812)
                                                                              ------------       ------------

CASH FROM FINANCING ACTIVITIES:
  Proceeds from debt ...................................................         3,962,310         15,490,519
  Repayments of debt ...................................................        (5,508,602)        (2,704,660)
  Proceeds from exercise of options ....................................            10,800             87,917
  Proceeds from sale of common stock ...................................           562,086            200,000
  Purchase of common shares for treasury ...............................                 -           (568,035)
                                                                              ------------       ------------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES ....................          (973,406)        12,505,741
                                                                              ------------       ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS ...................         1,769,944          1,598,377

EFFECT OF EXCHANGE RATE CHANGES ON CASH ................................          (925,726)          (206,316)

CASH AND CASH EQUIVALENTS, beginning of period .........................         1,626,862          3,908,186
                                                                              ------------       ------------

CASH AND CASH EQUIVALENTS, end of period ...............................      $  2,471,080       $  5,300,247
                                                                              ============       ============

Supplemental disclosures of cash flow information:
  Interest paid ........................................................      $    260,252       $    119,316
  Taxes paid ...........................................................      $    385,180       $  1,022,422

Non-cash investing and financing activities:
  Conversion of debentures into Common Stock ...........................      $  2,300,000       $    964,048
  Conversion of interest payable on debentures into Common Stock .......      $     78,822       $          -
  Issuance of Preferred Stock for acquisition of Investment -
    Australian Secured Financial Limited ...............................      $          -       $          -
  Issuance of Common Stock for acquisition of Subsidiary -
    Asia Premier Executive Suites, Inc. ................................      $    300,000       $          -
  Equity investment in GPlus Media Co Ltd for common stock .............      $          -       $  1,360,000
  Equity investment in Slate Consulting Co Ltd for common stock ........      $          -       $  1,440,000
  Issuance of Common Stock for acquisition of Subsidiary -
    Shift Resources, Inc. ..............................................      $    190,000       $          -
  Issuance of Common Stock for acquisition of Investment -
    Taicom Securities Co., Ltd. ........................................      $  5,200,000       $          -
  Issuance of Note Payable for acquisition of Subsidiary -
    Asia Premier Executive Suites, Inc. ................................      $    268,000       $          -

                                                     - 6 -